Exhibit 99.1

For Immediate Release
Friday, May 23, 2008

Community Bankers Acquisition Corp.
Gary A. Simanson, President
Great Falls, Virginia
(703) 759-0751

Community Bankers Acquisition Corp. Announces Discussions with Certain Investors to Purchase Shares of Community
Bankers Common Stock and Adjourns its Annual and Special Meetings

Great Falls, Virginia.  Community Bankers Acquisition Corp. (the “Company” or “CBAC”) (Amex: BTC) announced today that certain of the Company’s founding stockholders are in discussions with certain third party investors who have indicated that they may be interested in making an investment in the Company through the purchase of a significant number of shares of the Company’s outstanding common stock.  The Company understands that these potential investors (“New Investors”) are not currently stockholders of the Company and have indicated that they would be interested in making block purchases of the Company’s common stock in privately negotiated transactions with existing public stockholders of the Company, but the New Investors would require that the New Investors receive options to purchase additional shares of CBAC’s common stock and warrants to purchase common stock currently held by one or more of CBAC’s founding stockholders.  Certain of CBAC’s founding stockholders have expressed an interest in providing the New Investors with these options.

The Company expects that any purchases by the New Investors would be effected in privately negotiated transactions with public stockholders of the Company who were stockholders as of the record date of the Company’s annual meeting of stockholders and who have delivered proxy cards indicating a vote against the Company’s proposed merger with TransCommunity Financial Corporation (“TFC”) and have submitted their shares for conversion into a pro rata share of the trust fund established in connection with CBAC’s initial public offering.

CBAC’s founding stockholders are negotiating the terms of the option agreements with the New Investors and with additional potential investors.  CBAC’s founding stockholders, acting as individual stockholders, have agreed in principle to the terms of the options outlined below which description is a summary of the material terms of the proposed option and escrow agreements currently being negotiated among the parties.

Any such options would be granted by a founding stockholder to one or more New Investors and would be exercisable for one share and one warrant held by such founding stockholder for every four shares of common stock acquired and held by the New Investors for an exercise price of $0.01 per share and a nominal price per warrant.  The options would have a term of one year from June 8, 2009, the date on which they become exercisable and on which date the underlying founding stockholders’ shares are scheduled to be released from the existing escrow established at the time of the Company’s initial public offering.  Thereafter such option securities could continue to be held in an escrow account under the terms of the option agreements for up to one additional year until June 8, 2010. The CBAC founding stockholders entered into the escrow arrangement for all of their pre-IPO shares in connection with the initial public offering by CBAC which was completed on June 8, 2006. The participating founding stockholders would also agree to use their best efforts to cause the Company to include the shares and warrants purchased by the New Investors upon exercise of the options in any registration statement to be filed by the Company pursuant to the registration rights agreement entered into with the founding stockholders at the time of the Company’s initial public offering.

The grant of such options would only occur in the event that CBAC’s proposed merger with TFC is approved.  As described in the joint proxy statement/prospectus, the proposed merger with TFC requires that less than 1,499,999 shares of CBAC’s common stock vote against the merger and demand conversion of their shares into a pro rata portion of the trust fund established in connection with CBAC’s initial public offering and that a majority of the shares of common stock issued in the CBAC initial public offering approve the merger at CBAC’s annual meeting of stockholders.  The TFC merger agreement requires that the TFC merger with CBAC be completed on or before May 31, 2008.  No assurances can be given as to the nature and amount of purchases by the New Investors, if any, the completion of the negotiations and grant of the options by the founding stockholders to  the New Investors.

The Company also reported that it announced at its annual meeting of stockholders and at its special meeting of stockholders today that it was adjourning the respective meetings to provide stockholders additional time to consider and vote and management additional time to solicit proxies on the proposed business combination with TransCommunity Financial Corporation (“TFC”) (OTCBB: TCYF) and the proposed merger with BOE Financial Services of Virginia, Inc. (“BOE”) (Nasdaq: BSXT) and the related matters set forth in the joint proxy statement/prospectuses previously mailed to the CBAC stockholders. The CBAC annual meeting will reconvene on Thursday, May 29, 2008 at 11:00 a.m. local time and the CBAC special meeting will reconvene on Thursday, May 29, 2008, at 12:00 p.m. local time at the offices of Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue, N.W., Suite 900, Washington, D.C. 20001. Although the shareholders of TFC and BOE have each approved the respective mergers with CBAC, there is no assurance that CBAC will be able to obtain the vote required to approve the various proposals to be presented at the meetings, including the proposals to adopt the agreement and plan of merger with TFC to be considered at the annual meeting or the proposal to adopt the agreement and plan of merger with BOE to be considered at the special meeting.

The record dates for stockholders entitled to vote at the annual and special meetings remain the close of business on March 25, 2008.

Additional information about the proposed mergers and each of the other proposals can be found in the respective definitive joint proxy statement/prospectuses.  The definitive joint proxy statement/prospectus relating to the CBAC annual meeting and the TFC special meeting was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2008, and the definitive joint proxy statement/prospectus relating to the CBAC special meeting and the BOE Financial Services of Virginia, Inc. (“BOE”) special meeting was also filed with the SEC on March 31, 2008.  Both documents are available at www.sec.gov.

Additional Information About the Mergers and Where to Find It

In connection with the proposed mergers, CBAC has filed with the SEC a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of TFC as well as a registration statement on Form S-4 to register the shares of CBAC common stock to be issued to the shareholders of BOE. Each registration statement includes a joint proxy statement/prospectus, which has been mailed to the stockholders of record of CBAC and of the shareholders of TFC or BOE, as applicable, seeking their approval of the applicable merger. In addition CBAC, TFC, and BOE may file other relevant documents concerning the proposed mergers with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUSES FILED WITH THE SEC AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CBAC, TFC, AND BOE AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of both joint proxy statement/prospectuses also may be obtained by directing a request by telephone or mail to: Community Bankers Acquisition Corp., 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066, Attention: Investor Relations (telephone: (703) 759-0751). Free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with TFC also may be obtained by directing a request by telephone or mail to: TransCommunity Financial Corporation, 4235 Innslake Drive, Glen Allen, Virginia 23060, Attention: Investor Relations (telephone: (804) 934-9999), or by accessing TFC’s website at http://www.TCFCorp.com under “Investor Relations.” Free copies of the joint proxy statement/prospectus relating to the proposed merger of CBAC with BOE also may be obtained by directing a request by telephone or mail to: BOE Financial Services of Virginia, Inc., 1325 Tappahannock Boulevard, Post Office Box 965, Tappahannock, Virginia 22560, Attention: Investor Relations (telephone: (804) 443-4343), or by accessing BOE’s website at http://www.bankofessex.com under “Investor Relations.” The information on BOE’s and TFC’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company, or CBAC, makes with the SEC.

CBAC, TFC and BOE and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of BOE and TFC, as applicable, and/or CBAC in connection with the mergers. Information about the directors and executive officers of CBAC is set forth in the Annual Report on Form 10-K filed with the SEC on March 31, 2008. Information about the directors and executive officers of TFC is set forth in the Annual Report on Form 10-K filed with the SEC on March 31, 2008. Information about the directors and executive officers of BOE is set forth in the Annual Report on Form 10-K filed with the SEC on March 31, 2008. Additional information regarding the interests of these participants and other persons who may be deemed participants in the mergers may be obtained by reading the joint proxy statement/prospectuses regarding the mergers filed with the SEC on March 31, 2008.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the mergers, including future financial and operating results, cost savings and enhanced revenues that may be realized from the mergers as well as other statements of expectations regarding the mergers and any other statements regarding future results or expectations. Each of CBAC, TFC and BOE intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of CBAC, TFC and BOE and the surviving corporation, include but are not limited to: (1) the businesses of CBAC, TFC, and BOE may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the mergers may not be fully realized or realized within the expected time frame; (3) revenues following the mergers may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the mergers; (5) the ability to obtain required regulatory and stockholder approvals, and the ability to complete the mergers on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board may adversely impact income; (7) changes in the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in BOE’s and TFC’s market areas may adversely affect operations; (8) CBAC, TFC and BOE’s implementation of new technologies and their ability to develop and maintain secure and reliable electronic systems may impact their respective businesses; (9) changes in accounting principles, policies, and guidelines may impact reported earnings; and (10) other risk factors detailed from time to time in filings made by CBAC, BOE or TFC with the SEC may be associated with their respective businesses. CBAC, TFC and BOE undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Source: Community Bankers Acquisition Corp.